Exhibit 99.B(d)(1)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS
and
VICTORY CAPITAL MANAGEMENT INC.

Dated August 1, 2013

	Name of Fund	Fee*	Approved By Shareholders	Approved by Trustees	Must Be Approved By

1.	Victory Strategic Allocation Fund	0.10%	June 7, 2013	December 5, 2017	December 31, 2018

2.	Victory Diversified Stock Fund	0.65% on the first $800 million, 0.60% on the next $1.6 billion, and 0.55% on assets in excess of $2.4 billion	June 21, 2013	December 5, 2017	December 31, 2018

3.	Victory Expedition Emerging Markets Small Cap Fund	1.25%	March 31, 2014	December 5, 2017	December 31, 2018

4.	Victory Sycamore Established Value Fund	0.65% on the first $100 million, 0.55% on the next $100 million, and 0.45% on assets in excess of $200 million	June 7, 2013	December 5, 2017	December 31, 2018

5.	Victory INCORE Fund for Income	0.50% on the first $400 million, 0.45% on the next $400 million, and 0.40% on assets in excess of $800 million	June 7, 2013	December 5, 2017	December 31, 2018

6.	Victory Integrity Mid-Cap Value Fund	0.75% of the first $500 million of average daily net assets; and 0.70% of average daily net assets in excess of $500 million	October 31, 2014	December 5, 2017	December 31, 2018

7.	Victory Integrity Discovery Fund	1.00%	October 31, 2014	December 5, 2017	December 31, 2018

8.	Victory Integrity Small-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million	October 31, 2014	December 5, 2017	December 31, 2018

*  Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

9.	Victory Integrity Small/Mid-Cap Value Fund	0.80% of the first $300 million of average daily net assets; and 0.75% of average daily net assets in excess of $300 million	October 31, 2014	December 5, 2017	December 31, 2018

10.	Victory INCORE Investment Grade Convertible Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	May 17, 2013	December 5, 2017	December 31, 2018

11.	Victory NewBridge Large Cap Growth Fund	0.75% on the first $400 million, 0.65% on the next $400 million and 0.60% on assets in excess of $800 million	June 7, 2013	December 5, 2017	December 31, 2018

12.	Victory Trivalent Emerging Markets Small-Cap Fund	1.10%	October 31, 2014	December 5, 2017	December 31, 2018

13.	Victory Munder Multi-Cap Fund	0.75% of the first $1 billion of average daily net assets; 0.72% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion	October 31, 2014	December 5, 2017	December 31, 2018

14.	Victory S&P 500 Index Fund	0.20% of the first $250 million of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million	October 31, 2014	December 5, 2017	December 31, 2018

15.	Victory Trivalent International Fund - Core Equity	0.80% on the first $1 billion of average daily assets; and 0.75% of the average daily net assets in excess of $1 billion	October 31, 2014	December 5, 2017	December 31, 2018

16.	Victory Trivalent International Small-Cap Fund	0.95% on the first $1 billion of average daily net assets; and 0.90% of the average daily net assets in excess of $1 billion	October 31, 2014	December 5, 2017	December 31, 2018

17.	Victory Munder Mid-Cap Core Growth Fund	0.75% on the first $6 billion of average daily net assets, 0.70% on the next $2 billion, and 0.65% on average daily net assets exceeding $8 billion	October 31, 2014	December 5, 2017	December 31, 2018

18.	Victory Munder Small Cap Growth Fund	0.85%	April 30, 2015	December 5, 2017	December 31, 2018

19.	Victory INCORE Total Return Bond Fund	0.40%	October 31, 2014	December 5, 2017	December 31, 2018

20.	Victory Sycamore Small Company Opportunity Fund	0.85% on the first $500 million, 0.75% on assets in excess of $500 million	May 17, 2013	December 5, 2017	December 31, 2018

21.	Victory Special Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	August 15, 2013	December 5, 2017	December 31, 2018

Current as of December 5, 2017

VICTORY PORTFOLIOS

By:	Christopher K. Dyer
Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:	Michael Policarpo II
Name:	Michael Policarpo II
Title:	Chief Operating Officer